                                                                      Exhibit 16

PRICEWATERHOUSECOOPERS
--------------------------------------------------------------------------------

                                                      PricewaterhouseCoopers LLP
                                                      300 Madison Avenue
                                                      New York NY 10017
                                                      Telephone (646) 471-3000
                                                      www.pwc.com

January 17, 2007

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by WHX Corporation (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the 8-K of WHX Corporation dated January
17, 2007. We agree with the statements concerning our Firm in such Form 8-K.
However, we have no basis on which to comment on the current status of material weaknesses in (i) internal controls and (ii) disclosure controls and procedures or any related remediation efforts.

Very truly yours,

/s/

PricewaterhouseCoopers LLP